                       OFFICE-WAREHOUSE LEASE AGREEMENT



                                    Between


                     AP SOUTHEAST PORTFOLIO PARTNERS, L.P.
                                  as Landlord

                                      and

                            TRI-POINT MEDICAL, L.P.
                                   as Tenant





                            5265 CAPITAL BOULEVARD
                  One North Commerce Center, Phase I Building
                            Raleigh, North Carolina

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.   Demise of Premises .....................................................  1

2.   Term ...................................................................  1

3.   Rent ...................................................................  2

4.   Use of Premises; Compliance with Legal Requirements ....................  3

5.   Taxes Payable by Tenant ................................................  4

6.   Insurance Coverage; Waiver of Subrogation ..............................  5

7.   Repairs and Maintenance by Landlord ....................................  5

8.   Repairs and Maintenance by Tenant ......................................  7

9.   Utilities and Janitorial Services ......................................  7

10.  Alterations and Improvements ...........................................  7

11.  Trade Fixtures and Other Personal Property .............................  8

12.  Signs and Advertising ..................................................  8

13.  Landlord's Right of Entry ..............................................  8

14.  Casualty Damage ........................................................  9

15.  Condemnation ...........................................................  9

16.  Transfers by Tenant ...................................................  10

17.  Transfers by Landlord .................................................  11

18.  Subordination .........................................................  11

19.  Estoppel Certificates; Financial Statements ...........................  12

20.  Events of Default by Tenant ...........................................  12

21.  Landlord's Remedies ...................................................  13

22.  Landlord's Default ....................................................  14

23.  Tenant's Remedies .....................................................  14

24.  Indemnification .......................................................  15

25.  Protection Against Liens ..............................................  15

26.  Holding Over ..........................................................  16

27.  Attorneys' Fees .......................................................  16

28.  Waiver ................................................................  16

29.  Leasing Commissions ...................................................  16

30.  Notices ...............................................................  17

31.  Miscellaneous .........................................................  17

32.  Special Provisions ....................................................  19


Exhibits
- --------


A    Legal Description of Building Site
B    Floor Plan of Premises
C    [Intentionally Deleted]
D    Minimum Rent
E    Additional Rent Calculation and Addendum to Exhibit E
F    Building Rules
G    Special Provisions

                       OFFICE-WAREHOUSE LEASE AGREEMENT


THIS LEASE AGREEMENT (the "Lease"), made and entered into as of November 7, 1995, by and between AP SOUTHEAST PORTFOLIO PARTNERS, L.P., a Delaware limited partnership ("Landlord"), and TRI-POINT MEDICAL, L.P., a Delaware limited partnership ("Tenant"),

                                  WITNESSETH:

1. DEMISE OF PREMISES. Landlord hereby demises the Premises (as hereafter described) to Tenant and covenants that Tenant shall peaceably and quietly hold and enjoy the Premises throughout the term on and subject to all the provisions and conditions of this Lease; and Tenant hereby accepts such demise of the Premises from Landlord.

     (a) The "Premises" consist of the space containing approximately 14,978 rentable square feet located at 5265 Capital Boulevard in the building containing approximately 101,127 rentable square feet known as One North Commerce Center, Phase I (the "Building") on a tract of land located at 5297 Capital Boulevard, more particularly described on Exhibit A attached hereto (together with the Building, the "Property"). The Premises are shown outlined in red on the building plan attached hereto as Exhibit B.

     (b) As long as Tenant is entitled to possession of the Premises, Tenant shall have the nonexclusive right to use any parking areas, driveways, sidewalks, and other common facilities of the Property as they may exist from time to time. Notwithstanding anything herein to the contrary, in connection with Tenant's non-exclusive use of any such parking areas made available by Landlord to serve all tenants of the Building, Tenant shall not be entitled to the use of parking spaces within such parking areas in excess of its proportionate share of the applicable parking spaces contained therein, such proportionate share to be a fraction thereof, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building.

     (c) Tenant's Proportionate Share (herein so called) is stipulated to be Fourteen and 81/100 percent (14.81 %), and has been calculated based on the current rentable area of the Building. If the rentable area of the Building changes, Tenant's Proportionate Share shall be adjusted accordingly (based on an architect's certificate or other reasonable substantiation of the Building's rentable area) by an amendment to this Lease, which Landlord and Tenant agree to execute.

2. TERM. The term of this Lease shall begin on March 1, 1996 (the "Commencement Date") and end on February 28, 1998. Tenant shall take possession of the Premises on the Commencement Date "AS IS, WHERE IS", and surrender the Premises to Landlord at the expiration of the term or earlier termination of this Lease free of waste and in as good a condition as on the Commencement Date except for reasonable wear and tear and repairs that are Landlord's responsibility under this Lease. By taking possession of the Premises, Tenant shall have agreed that the Premises are suitable for their intended purpose and that the Premises and all other parts of the Property are in good and satisfactory condition, and free of material defects, other than hidden defects which would not be evident upon the close observation by a qualified professional inspector(s).

3. RENT. Throughout the term of this Lease, Tenant shall pay rent to Landlord in accordance with the following provisions:

     (a) Tenant shall pay minimum annual rent (the "Minimum Rent") in monthly installments in advance on or before the first day of each calendar month as reflected in Exhibit D hereto.

     (b) Additional Rent (herein so called) shall be calculated as provided in Exhibit E hereto. For each calendar year after the year in which the Commencement Date occurs, Landlord shall furnish Tenant a written estimate of Additional Rent for the applicable calendar year. Estimates of Additional Rent shall be made by Landlord on a reasonable basis determined by Landlord. During the calendar year in which the Commencement Date occurs, Tenant shall pay estimated Additional Rent to Landlord in advance on or before the first day of each month in the amount of Two Thousand One Hundred Eighty-Four and 30/100 Dollars ($2,184.30) per month, and throughout the balance of the term thereafter, Tenant shall pay estimated Additional Rent in advance on or before the first day of each month in monthly installments equal to one-twelfth (1/12) of the estimated Additional Rent for the applicable calendar year. Pending receipt of Landlord's written estimate of Additional Rent for any calendar year, monthly installments of estimated Additional Rent shall continue to be paid in the same amount as in the prior calendar year. By April 30 of each calendar year or as soon as possible thereafter, Landlord shall deliver to Tenant a written statement reflecting any difference between estimated Additional Rent paid and actual Additional Rent accrued for the prior calendar year (or in the case of any partial calendar year in which the term of this Lease begins or ends, a prorated portion of such Additional Rent based on actual days elapsed during the portion of term occurring in that calendar year). Tenant shall pay Landlord the total amount of any balance of Additional Rent due shown on such annual statement within thirty (30) days after receipt of the statement. Landlord shall refund any overpayment of Additional Rent by Tenant shown on such annual statement within thirty (30) days after delivery of the statement, or Landlord, at its option, may credit the amount of any such overpayment against the installment(s) of Minimum Rent and Additional Rent due for the remainder of the then current calendar year. Tenant may examine the accounting records supporting the amount of Additional Rent reflected on such annual statement within sixty (60) days after receipt of the statement, such examination to occur after reasonable advance written notice to Landlord during normal business hours at the place where Landlord's accounting records are normally kept.

     (c) The installments of Minimum Rent and Additional Rent for any initial partial calendar month shall be prorated based on actual days elapsed, and shall be paid in advance on the Commencement Date.

     (d) Except as expressly provided to the contrary in this Lease, installments of Minimum Rent and Additional Rent shall be payable without notice, demand, reduction, setoff, or other defense. Installments of Minimum Rent and Additional Rent and payments of other sums owing to Landlord pursuant to this Lease shall be made to Landlord at Post Office Box 65180, Charlotte, North Carolina 28265-0180, or at whatever other account or address that Landlord may designate from time to time after reasonable advance written notice to Tenant.

     (e) If any installment of Minimum Rent or Additional Rent, or any other sum due and payable pursuant to this Lease, remains unpaid for more than ten
(10) days after the date due, Tenant shall pay Landlord a late payment charge equal to the greater of (i) Fifty and No/100 Dollars ($50.00), or (ii) five percent (5 %) of the unpaid installment or other payment. The late payment charge is intended to compensate Landlord for administrative expenses associated with responding to late payment, and shall not be considered liquidated damages or interest. All rent and other sums of whatever nature owed by Tenant to Landlord under this Lease that remain unpaid for more than ten (10) days shall bear interest from the date due until paid at the lesser of (iii) five percent (5%) in excess of the prime or general reference rate of interest of NationsBank of North Carolina, N.A. (or its successors) in effect from time to time, or (iv) the maximum interest rate per annum allowed by law.

4. USE OF PREMISES; COMPLIANCE WITH LEGAL REQUIREMENTS. Tenant shall use the Premises only for general office, medical laboratory or light manufacturing (including without limitation the development and manufacture of cyanoacrylate-based products) or warehouse purposes and for no other purposes. Tenant shall not commit or allow waste to be committed in the Premises or elsewhere on the Property, and shall not do or allow to be done in the Premises or elsewhere on the Property anything that shall constitute a nuisance or detract in any way from the reputation of the Property as a first-class office-warehouse real estate development. Tenant shall allow no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or be emitted from the Premises. Tenant shall comply with all laws, ordinances, and regulations of any governmental authority relating to Tenant's use or occupancy of the Premises, with the requirements of insurance underwriters or rating bureaus applicable to the Property, and with the following requirements:

     (a) Without limiting the generality of the above, Landlord acknowledges that Tenant may desire to use all or a portion of the Premises for light manufacturing (including, without limitation, the manufacture of cyanoacrylate products) and as a medical laboratory. Tenant agrees that to the extent that such use by Tenant of the Premises for light manufacturing (including, without limitation, the manufacture of cyanoacrylate products) and as a medical laboratory, or any other use of the Premises by Tenant (or any applicable sublessee or assignee), involves the treatment, storage, transportation to or from, use or disposal of toxic, infectious or hazardous waste or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the occupants of the Building or surrounding property (collectively, "Hazardous Substances"), Tenant shall comply with all applicable governmental and quasi-governmental laws and regulations and shall obtain all required governmental and quasi-governmental permits, licenses and authorizations related to such treatment, storage, transportation to and from, use or disposal of such Hazardous Substances. Tenant shall not use the Premises for any treatment, storage, transportation or disposal of any Hazardous Substances in violation of applicable laws, regulations, and governmental or quasi-governmental permits, licenses and authorizations. Further, Tenant shall notify Landlord immediately of any release of any Hazardous Substances in or about the Premises and shall provide Landlord (within ten days following receipt thereof by Tenant) with a copy of any notice of any such violation received by Tenant regarding its use, storage, disposal, treatment or transportation of any Hazardous Substances in or about the Premises.

     (b) No portion of the Premises or the Property shall be used or occupied for anything that is extrahazardous on account of fire or other risks, that causes an increase in the premiums payable by Landlord for any of its insurance with respect to the Property, or that causes any underwriter to deny insurance coverage to Landlord.

     (c) Tenant shall comply with all requirements of the Americans with Disabilities Act and implementing regulations applicable to its use and occupancy of the Premises other than requirements relating solely to the physical structure of (i) the Tenant Improvements, (ii) the roof, foundation, and exterior walls of the Building, and (iii) the common use areas of the Property, which shall be Landlord's responsibility except to the extent made necessary by the actions and/or activities of Tenant, in which event Tenant shall be responsible for the cost of same and shall pay same promptly upon demand.

     (d)  [Intentionally deleted.]

     (e) Landlord shall have the right to prescribe and modify reasonable rules for the use of the Property and leased premises within the Building so long as same apply to all tenants of the Building and are uniformly enforced. A copy of Landlord's current Building rules is attached hereto as Exhibit F. In the event of any conflict with the Building rules, the provisions in the main body of this Lease control.

     (f) Tenant shall ensure that its agents, employees, and contractors comply with this Paragraph, and shall use reasonable efforts to ensure that its invitees and customers comply with this Paragraph.

5. TAXES PAYABLE BY TENANT. Tenant shall pay any documentary stamp tax, sales or use tax, excise tax, or any other tax, assessment, or charge (other than any income, franchise, or similar tax imposed directly on Landlord or Landlord's net income from the Property) required to be paid on account of (a) the execution of this Lease, (b) the use or occupancy of the Premises by Tenant, (c) the rent or other payments due hereunder, or (d) Tenant's trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant. All such taxes, assessments, and charges shall be paid promptly as they become due prior to delinquency. Given not less than ten (10) business days prior written notice from Landlord, if applicable, Tenant shall provide Landlord with copies of paid receipts for such taxes, assessments, or charges promptly after payment of same. Tenant shall also pay on written demand from Landlord any increase in ad valorem taxes or assessments on the Property as a result of alterations, additions, or improvements made by or on behalf of Tenant other than the initial Tenant Improvements.

6.   INSURANCE COVERAGE; WAIVER OF SUBROGATION.

     (a) Landlord shall maintain property and casualty insurance on the Building, with extended coverage or such other additional coverage as Landlord shall elect, in an amount of not less than eighty percent (80%) of the replacement cost of the Building; provided, however, if the premium for any insurance carried by Landlord with respect to the Property increases as the result of Tenant's use or occupancy or as the result of any act or omission of Tenant or its agents, employees, or contractors, Tenant shall pay Landlord the amount of any such increase on written demand; or, if Landlord shall provide written demand that Tenant remedy the condition which caused any such increase in insurance premiums, Tenant shall remedy such condition within ten (10) days after receipt of such demand. Payment of such increased premiums shall not excuse any noncompliance with this Lease by Tenant that may have caused the increased premiums.

     (b) Tenant shall maintain and pay for property and casualty insurance with extended coverage on all trade fixtures, equipment, machinery, merchandise, or other personal property belonging to or in the custody of Tenant in the Premises or otherwise on the Property. Tenant shall maintain and pay for commercial general liability insurance (occurrence coverage) in the amount of not less than $1,000,000.00, with a company licensed to do business in the state in which the Property is located and reasonably acceptable to Landlord, naming Landlord as an additional insured, providing contractual liability coverage, and containing an undertaking by the insurer not to cancel or change coverage materially without first giving thirty (30) days' written notice to Landlord. Tenant shall furnish Landlord certificates of insurance evidencing the required commercial general liability insurance coverage prior to the Commencement Date and thereafter prior to each policy renewal date.

     (c) Each of Landlord and Tenant hereby waives all claims or other rights of recovery against the other and its agents, employees, and contractors for any loss or damage to the Premises or other portions of the Property, or to any personal property or fixtures thereon, by reason of fire or other insurable risk of loss (whether or not actually insured), regardless of cause or origin, including negligence, gross negligence, or misconduct of the other party or its agents, employees, or contractors, and covenants that no insurer shall hold any right of subrogation against such other party. Landlord and Tenant shall each advise its insurers of the foregoing waiver and such waiver shall be a part of the respective policies of property and casualty insurance maintained by Landlord and Tenant.

7. REPAIRS AND MAINTENANCE BY LANDLORD. At its own cost (and not as a cost included in the calculation of Additional Rent), Landlord shall repair only the roof, exterior walls, structural members (including foundation and subflooring) of the Premises, and central plumbing and electrical systems serving the entire Building up to the point of entry into the Premises. If Tenant gives Landlord written notice of the need for repairs, Landlord shall begin any repair work required under the terms of this Lease within ten (10) business days after its receipt of such notice, and shall diligently pursue such required repairs to completion. If Landlord defaults in its obligations under this Paragraph 7 beyond any applicable cure period, Tenant may obtain the necessary
- -----------
repairs and maintenance and Landlord shall reimburse Tenant the reasonable cost thereof promptly upon demand. If repairs are required to be made by Landlord as the result of any act or omission of Tenant or its agents, employees, or contractors, then any cost of such repairs in excess of insurance proceeds actually received by Landlord shall be paid by Tenant to Landlord on written demand, and Landlord shall not be obligated to begin or continue repair work until funds for such purposes are received from insurance proceeds or from Tenant. As used in this Paragraph, "repair" includes the replacement of materials or equipment. As items whose cost is included in the calculation of Additional Rent, Landlord shall provide for:

     (a) Routine and periodic maintenance and regular inspection of heating, ventilating, and air conditioning ("HVAC") systems and equipment for the Premises, replacement of filters as recommended, and performance of other recommended periodic HVAC maintenance service in accordance with applicable manufacturer's standards and recommendations. If Landlord elects to provide HVAC maintenance through a contract that includes portions of the Building outside the Premises, the contract shall provide that labor and materials furnished for the Premises will be separately invoiced.

     (b) Routine control (and extermination, as applicable) of insects, pests, and other vermin in the Premises. If Landlord elects to provide routine pest control through a contract that includes portions of the Building outside the Premises, the contract shall provide that labor and materials furnished for the Premises will be separately invoiced.

     (c) Routine maintenance and repair of the common areas, facilities, and equipment of the Property, including landscaping, irrigation systems, parking and loading areas, driveways, sidewalks, exterior lighting, common signs, garbage collection and disposal, common water, sewer, plumbing, gas, electric facilities and equipment, and other areas, facilities, or equipment shared by the various tenants in the Building. If and to the extent Landlord chooses, common area security services and equipment. Landlord has no duty to provide security, and no duty to so shall be deemed to have been assumed by Landlord's furnishing any security services or equipment. Tenant waives and releases all claims against Landlord and its agents, employees, and contractors to the extent based on any wrongful, negligent, or other failure to furnish security services or equipment or on any wrongful, negligent, or other act or omission in connection with any security services or equipment furnished.

Tenant shall not be deemed to have been evicted as the result of, nor shall Landlord be liable for any loss or damage to the property of Tenant located in the Premises or for any loss of business or profits of Tenant or other damages of any kind arising from (i) any failure of Landlord to provide maintenance, repair, or other services to be furnished by Landlord pursuant to this Paragraph as the result of circumstances outside of Landlord's reasonable control, (ii) any interruption or unavailability of utilities or any stoppage, leaking, bursting, or other defect or failure in the utility lines, pipes, wires, and other facilities serving the Premises as the result of circumstances outside of Landlord's reasonable control, or (iii) any repairs, maintenance, alterations, or improvements to any portion of the Property made in connection with correcting any of the foregoing circumstances or providing the maintenance, repair, or other services to be furnished by Landlord pursuant to this Paragraph. If as the result of any of the foregoing, the Premises remain untenantable for more than five (5) consecutive business days after written notice from Tenant to Landlord specifying the circumstances giving rise to such untenantability, then as Tenant's sole and exclusive remedy, Minimum Rent and Additional Rent shall abate for so long thereafter as the Premises remain untenantable, and, if Landlord is in default regarding its obligations hereunder beyond any applicable cure period, Tenant may remedy such circumstance(s) causing such untenantability and Landlord shall reimburse Tenant the reasonable cost thereof promptly upon demand. Such abatement of Minimum Rent and Additional Rent shall not extend the term of this Lease.

8. REPAIRS AND MAINTENANCE BY TENANT. Tenant shall maintain and keep in good repair all parts and components of the Premises not expressly required by this Lease to be maintained or repaired by Landlord, including without limitation, plumbing, wiring, electrical systems, HVAC systems and equipment (except for routine maintenance provided by Landlord), glass and plate glass, and equipment or machinery constituting fixtures. All maintenance and repair work performed by Tenant shall be carried out in a good and workmanlike manner in compliance with applicable building codes and other laws. As used in this Paragraph, "repair" includes the replacement of materials or equipment.

9. UTILITIES AND JANITORIAL SERVICES. Tenant shall contract directly with public or private utility companies to obtain, and shall pay directly any required deposits, installation and hook-up costs, and consumption or use charges for (a) electricity, gas, and telephone or other telecommunications services, (b) water and sewer service if separately metered for the Premises,
(c) unless provided by Landlord as part of the common facilities of the Property, trash and waste collection and disposal service, and (d) waste collection and disposal services for waste in exceptional quantities or of a type requiring special handling or that is otherwise not suitable for collection and disposal through common facilities of the Property, if any. Tenant shall provide and pay for janitorial services of a type and frequency to keep the Premises in a clean, safe, healthful, and presentable condition.

10. ALTERATIONS AND IMPROVEMENTS. Tenant shall make no major alterations, additions, or improvements to the Premises or the Property without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Tenant shall comply with all reasonable requirements of Landlord relating to approval of plans and specifications, compliance with building codes and other laws, protection of the integrity, condition, and proper functioning of the roof, walls, foundations, and other structural elements of the Building and of the Building's mechanical, electrical, and plumbing systems and equipment, employment and bonding of contractors, insurance, aesthetic considerations, and other relevant matters as determined by Landlord. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings, and other fixtures (excluding

Tenant's trade fixtures) made by, for, or at the direction of Tenant shall become the property of Landlord when made, and shall remain upon the Premises at the expiration or earlier termination of this Lease. Landlord reserves the right to make structural and nonstructural alterations, additions, and improvements to the Property, to re-stripe parking areas and otherwise control parking and traffic movement on the Property, and to change the name or street address of the Property.

11. TRADE FIXTURES AND OTHER PERSONAL PROPERTY. Any trade fixtures installed in the Premises at Tenant's expense shall remain Tenant's personal property, and Tenant shall have the right at any time during the term of this Lease to remove such trade fixtures (provided that any damage to the Building or Premises caused by such removal shall immediately be repaired by Tenant). On or before the expiration of the term or earlier termination of this Lease, Tenant shall remove all trade fixtures and other personal property of Tenant from the Premises, repair any damage to the Building or Premises caused by removal of its trade fixtures and other personal property (unless Landlord provides written authorization to Tenant which unambiguously exempts Tenant from this requirement), and leave the Premises in a clean condition free of waste, refuse, or debris. If Tenant fails to do so, Landlord may retain, store, or dispose of such trade fixtures and other personal property however Landlord chooses without liability of any kind to Tenant, repair any damage to the Building or Premises caused by removal of such trade fixtures and other personal property, and clean the Premises and properly dispose of all such waste, refuse, or debris; and all costs and expenses incurred by Landlord in connection with the foregoing shall be payable by Tenant to Landlord on written demand. The following property shall be considered part of the permanent improvements to the Building owned by Landlord, not trade fixtures of Tenant, and shall not be removed from the Premises by Tenant under any circumstances: (a) HVAC systems, fixtures, or equipment; (b) lighting fixtures or equipment; (c) dock levelers; (d) carpeting, other permanent floor coverings, or raised flooring; (e) paneling or other wall coverings; (f) plumbing fixtures and equipment; and (g) permanent shelving.

12. SIGNS AND ADVERTISING. As part of the initial Tenant Improvements, Landlord shall install or has installed a single exterior tenant identification sign for Tenant on the Building at or near Tenant's front entrance to the Premises. The identification sign will be of a design acceptable to Landlord in its sole discretion. Tenant shall install no signs, marquees, billboards, outside lighting fixtures, or other decorations on the Premises that are visible from the exterior of the Building, and Landlord shall have the right to remove any such items and repair any resulting damage to the Building or Premises at the cost and expense of Tenant payable on written demand. Tenant shall not use or allow the use in or about the Premises or elsewhere on the Property of any sound production device, mechanical or moving display device, bright lights, or other advertising media that would be visible or audible from the exterior of the Building. Landlord and Tenant each acknowledge that Tenant's existing signage meets the requirements of this paragraph.

13. LANDLORD'S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at any time without notice to Tenant in the event of emergency involving possible injury to property or persons in or around the Premises or the Building. Landlord and persons authorized by Landlord shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs or connections, making alterations, additions, or improvements to the Building, installing utilities, providing services to the Premises or for other tenants, making inspections, or showing the Premises to prospective purchasers or lenders of the Property. During the last six (6) months of the initial or any extended term, Landlord and persons authorized by Landlord shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective tenants.

14. CASUALTY DAMAGE. If any part of the Premises is damaged by fire or other casualty, Tenant shall give prompt notice to Landlord. If damage by fire or other casualty renders any substantial part of the Premises untenantable and the repair time to restore the Premises to a tenantable condition will exceed one hundred twenty (120) days (or will exceed thirty (30) days in the case of damage occurring during the last twelve (12) months of the term), or if any part of the Property is so damaged that in Landlord's judgment, substantial alteration or reconstruction is required (whether or not the Premises have been damaged by the casualty), or if any mortgagee of the Property requires application of the insurance proceeds to the reduction of the mortgage debt, or if any material uninsured loss occurs, Landlord may, at its option, terminate this Lease by so notifying Tenant in writing within sixty (60) days after the date of the casualty. If the damage by fire or other casualty renders any substantial part of the Premises untenantable and if the repair time to restore the Premises to a tenantable condition will exceed one hundred twenty (120) days (or will exceed thirty (30) days in the case of damage occurring during the last twelve (12) months of the term), Tenant may elect to terminate this Lease by so notifying Landlord in writing within sixty (60) days after the date of the casualty. If the Lease is not so terminated by Landlord or Tenant, Landlord shall promptly begin and diligently pursue the work of restoring the Premises (including the initial Tenant Improvements) to substantially their former condition as soon as reasonably possible. Landlord shall not, however, be required to restore any alterations, additions, or improvements other than the initial Tenant Improvements or to spend any amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. Landlord shall allow Tenant an equitable abatement of Minimum Rent and Additional Rent during the time and to the extent the Premises are untenantable as the result of fire or other casualty, but such abatement shall not extend the term.

15. CONDEMNATION. If all or substantially all of the Property is condemned or is sold in lieu of condemnation, then this Lease shall terminate on the date the condemning authority takes possession. If less than all of the Property is so condemned or sold (whether or not the Premises are affected) and in Landlord's judgment, the Property cannot be restored to an economically viable condition, or if any mortgagee of the Property requires application of condemnation proceeds to the reduction of the mortgage debt, Landlord may terminate this Lease by written notice to Tenant effective on the date the
condemning authority takes possession.   If the condemnation will render any
substantial part of the Premises untenantable, Tenant may terminate this Lease by written notice to Landlord effective on the date the condemning authority takes possession of the affected part of the Premises. If this Lease is not so terminated by Landlord or Tenant, Landlord shall, to the extent feasible, restore the Premises (including the initial Tenant Improvements) to substantially their former condition. Landlord shall not, however, be required to restore any alterations, additions, or improvements other than the initial Tenant Improvements or to spend any amount in excess of the condemnation proceeds actually received by Landlord. Landlord shall allow Tenant an equitable abatement of Minimum Rent and Additional Rent during the time and to the extent the Premises are untenantable as the result of any condemnation, but such abatement shall not extend the term. All condemnation awards and proceeds shall belong exclusively to Landlord, and Tenant shall not be entitled to, and expressly waives and assigns to Landlord, all claims for any compensation for condemnation; provided, however, if Tenant is permitted by applicable law to maintain a separate action that will not reduce condemnation awards or proceeds to Landlord, Tenant shall be permitted to pursue such separate action, but only for loss of business, moving expenses, and Tenant's trade fixtures.

16.  TRANSFERS BY TENANT.

     (a) Without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld or delayed, Tenant shall not do any of the following (as used in this Paragraph, a "Transfer"): (i) assign this Lease or any estate or interest therein, whether absolutely or collaterally as security for any obligation; (ii) sublease any part of the Premises; (iii) permit any assignment of this Lease or any estate or interest therein by operation of law; (iv) grant any license, concession, or other right of occupancy for any part of the Premises; or (v) permit the use of the Premises by any person other than Tenant and its agents and employees. Permissible reasons for Landlord's withholding consent include (but are not limited to) the following: (vi) the proposed use of the Premises is not permitted by this Lease, would negatively affect insurance or environmental risks, or would otherwise negatively impact the Property; (vii) the creditworthiness of the proposed transferee is unacceptable to Landlord in Landlord's good faith business judgment; (viii) the proposed use or occupancy would require alterations or additions to the Premises or other portions of the Property to comply with applicable laws, ordinances, and regulations; (ix) the proposed transferee is a tenant or occupant of the Property or any other rental real property owned by Landlord; and (x) if the consent of any mortgagee is required, such mortgagee refuses to consent after good faith efforts by Landlord to obtain such consent. Any attempted Transfer without Landlord's prior written consent shall be void.

     (b) Notwithstanding the foregoing to the contrary, occupancy of all or part of the Premises by any parent, subsidiary, or affiliated company(ies) of Tenant shall not be deemed an assignment or subletting provided that such parent, subsidiary or affiliated company(ies) were not formed as a subterfuge to avoid the obligations and/or restrictions of this Paragraph 16. Furthermore,
                                                  ------------
without limiting the generality of the foregoing, Tenant may assign the Lease at any time, or sublease all or part of the Premises, without receipt of Landlord's consent, but with prior written notice to Landlord, to any entity which acquires all or part of Tenant, or which is acquired in whole or in part by Tenant, or which is controlled directly or indirectly by Tenant, or which entity controls, directly or indirectly, Tenant ("Affiliate"), so long as (i) such transaction was not entered into as a subterfuge to avoid the obligations and/or restrictions of the Lease; (ii) if the transaction which results in such Transfer is a merger, the surviving entity has a net worth greater than or equal to the greater of the net worth of Tenant at the time of entering into this Lease or at the time of such Transfer; and (iii) there is no change in the use of, or operations conducted in, the Premises.

     (c) If Tenant requests Landlord's consent to a Transfer, Landlord may either (i) approve or disapprove the Transfer, or (ii) terminate this Lease with respect to the part of the Premises included in the proposed Transfer. In connection with each Transfer request by Tenant, Tenant shall obtain and furnish to Landlord all documents, financial reports, and other information Landlord reasonably requires in order to evaluate the proposed Transfer. Landlord shall advise Tenant of Landlord's decision with respect to the requested Transfer within thirty (30) days after receipt of Tenant's written Transfer request and all requested supporting materials. If Landlord refuses to consent to a requested Transfer, this Lease shall nonetheless remain in full force and effect. The consent of Landlord to one requested Transfer shall never be construed to waive the requirement for Landlord's consent to other Transfers, nor shall any consent by Landlord or Transfer by Tenant discharge or release Tenant from any obligations or liabilities to Landlord. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Tenant under this Lease and for compliance with all obligations under the terms, provisions and covenants of the Lease, and Landlord shall be under no obligation either to bill said subtenant or assignee directly or to look first to such assignee or subtenant for any such payment.

     (d) All cash or other proceeds of any Transfer in excess of the Minimum Rent and Additional Rent payable under this Lease shall be divided evenly between Landlord and Tenant, and Tenant hereby assigns to Landlord all rights it might have or ever acquire to the portion of the excess proceeds so allocable to Landlord. No transferee of less than the entire Premises or Lease shall ever be entitled to exercise any extension, expansion, or other option provided in this lease or to the return of any applicable security deposit. If an Event of Default by Tenant occurs after any Transfer, Landlord may, at its option, collect rent directly from the transferee, and Tenant hereby authorizes any transferee to pay rent directly to Landlord at all times after receipt of written notice from Landlord. No direct collection by Landlord from any transferee shall constitute a novation or release Tenant from its obligations and liabilities under this Lease.

17. TRANSFERS BY LANDLORD. Landlord shall have the unrestricted right to sell, assign, mortgage, encumber, or otherwise dispose of all or any part of the Property or any interest therein. Upon sale or other disposition of the Property to a party who assumes the obligations of Landlord under this Lease, Landlord shall be released and discharged from obligations and liabilities thereafter accruing under this Lease (including liability for the return of any applicable security deposit), and Tenant shall look solely to Landlord's successor for performance of the Lease thereafter (including the return of any applicable security deposit). Tenant's obligations under this Lease shall not be affected by any sale, assignment, mortgage, encumbrance, or other disposition of the Property by Landlord, and Tenant shall attorn to anyone who thereby becomes the successor to Landlord's interest in this Lease.

18. SUBORDINATION. This Lease is subject and subordinate to any and all mortgages now or hereafter encumbering the Property. Such subordination shall be self-operative without the necessity of any further instrument, but if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any instrument Landlord may reasonably request to evidence the subordination of this Lease to such mortgages or to acknowledge the assignment of this Lease as additional security for such mortgages. If any person acquires the Property through the exercise of remedies provided in a mortgage, Tenant shall automatically attorn to and become the tenant of the new owner of the Property, except that the new owner shall not be bound by any payment of rent for more than one (1) month in advance or liable for any act or omission of Landlord that occurred prior to the date the new owner acquired title and possession of the Property. Upon request by any successor owner of the Property, Tenant shall execute an instrument confirming the attornment required by this Lease.

19. ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS. Within ten (10) days after a written request by Landlord, Tenant shall deliver an estoppel certificate in a form supplied by or acceptable to Landlord certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced payment of rent, and that Tenant claims no defenses or offsets with respect to payment of rent under this Lease. Likewise, within ten (10) days after a written request by Tenant, Landlord shall deliver to Tenant an estoppel certificate covering such matters of fact with respect to Landlord's obligations under the Lease as are reasonably requested by Tenant. If Landlord intends to sell the Property or obtain a loan secured by the Property, then within ten (10) days of Landlord's written request, Tenant shall furnish Landlord its most recent available audited or unaudited financial statements.

20. EVENTS OF DEFAULT BY TENANT. Each of the following constitutes an Event of Default by Tenant (herein so called):

     (a) Tenant fails or refuses to pay any installment of Minimum Rent, Additional Rent, or any other sum payable under this Lease when due, and the failure or refusal is not remedied within five (5) days after written notice thereof.

     (b) Tenant fails or refuses to comply with any provision of this Lease not requiring the payment of money, and the failure or refusal continues for at least thirty (30) days after written notice from Landlord; provided, however, if any failure by Tenant to comply with this Lease cannot be corrected within such 30-day period solely as a result of nonfinancial circumstances outside of Tenant's control, and if Tenant has commenced substantial corrective actions within such 30-day period and is diligently pursuing such corrective actions, such 30-day period shall be extended for such additional time as is reasonably necessary to allow completion of actions to correct Tenant's noncompliance.

     (c) Tenant's leasehold estate is taken on execution or other process of law in any action against Tenant.

     (d) Tenant fails or refuses to take occupancy of the Premises upon the Commencement Date.

     (e) Tenant or any guarantor of this Lease files a petition under any chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state, or a petition is filed against Tenant or any such guarantor under any such statute and is not dismissed with prejudice within twenty (20) days of filing, or a receiver or trustee is appointed for Tenant's leasehold estate or for any substantial part of the assets of Tenant or any such guarantor and such appointment is not dismissed with prejudice within sixty (60) days, or Tenant or any such guarantor makes an assignment for the benefit of creditors.

21. LANDLORD'S REMEDIES. If an Event of Default by Tenant occurs, Landlord shall be entitled then or at any time thereafter to do any one or more of the following at Landlord's option:

     (a) Enter the Premises if need be, and take whatever curative actions are necessary to rectify Tenant's noncompliance with this Lease; and in that event Tenant shall reimburse Landlord on written demand for any expenditures by Landlord to effect compliance with Tenant's obligations under this Lease.

     (b) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord, or without terminating this Lease, terminate Tenant's right to possession of the Premises; and in either case, Landlord may re-enter and take possession of the Premises, evict Tenant and all parties then in occupancy or possession, and if permitted under applicable law, change the locks on the doors of the Premises without making keys to the changed locks available to Tenant.

     (c) If Landlord has terminated this Lease, recover all Minimum Rent, Additional Rent, and other sums owing and unpaid under this Lease as of the date of termination plus damages measured by the difference in the rental value of the Premises if this Lease had been fully performed for the balance of the term and the rental value of the Premises following the Event of Default by Tenant (taking into account probable remodelling, lease commission, allowance, inducement, and other costs of reletting).

     (d) If Landlord has not terminated this Lease (whether or not Landlord has terminated Tenant's right to possession of the Premises or actually retaken possession), recover (in one or more suits from time to time or at any time before or after the end of the term) all Minimum Rent, Additional Rent, and other sums then or thereafter owing and unpaid under this Lease, together with all costs, if any, incurred in reletting the Premises (including remodelling, lease commission, allowance, inducement, and other costs), less all rent, if any, actually received from any reletting of the Premises during the remainder of the term. Landlord shall have the right following an Event of Default by Tenant to relet the Premises on Tenant's account without terminating the Lease, any such reletting to be on such terms as Landlord considers reasonable under the circumstances. To the extent, in the manner, and on the conditions permitted or required by applicable law, Landlord shall have the option to accelerate payment of all future rent and other sums due from Tenant to the date the Event of Default by Tenant occurred; and if Landlord actually receives the future rent and other sums due from Tenant on such acceleration, then to the extent necessary to avoid Landlord's retaining funds in excess of the rent and other sums due from Tenant, Landlord shall thereafter refund to Tenant from time to time any net proceeds of any reletting of the Premises during the remainder of the term remaining after paying the costs of such reletting.

     (e) Recover all reasonable costs of retaking possession of the Premises and any other damages incidental to the Event of Default by Tenant.

     (f) Terminate all of Tenant's rights to any allowances or under any renewal, extension, expansion, refusal, or other options granted to Tenant by this Lease.

     (g) Exercise any and all other remedies available to Landlord at law or in equity, including injunctive relief of all varieties.

If Landlord elects to retake possession of the Premises without terminating this Lease, it may nonetheless at any subsequent time elect to terminate this Lease and exercise the remedies provided above on termination of the Lease. Nothing done by Landlord or its agents shall be considered an acceptance of any attempted surrender of the Premises unless Landlord specifically so agrees in writing. No re-entry or taking of possession of the Premises by Landlord, nor any reletting of the Premises, shall be considered an election by Landlord to terminate this Lease unless Landlord gives Tenant written notice of termination.

22. LANDLORD'S DEFAULT. It shall be an Event of Default by Landlord (herein so called) only if Landlord fails to comply with any provision of this Lease and the failure continues for at least thirty (30) days after written notice from Tenant to Landlord (with a copy to Landlord's mortgagees if Tenant has been notified in writing of the identities and addresses of such mortgagees); provided, however, if any failure by Landlord to comply with this Lease cannot be corrected within such 30-day period solely as a result of nonfinancial circumstances outside of the control of Landlord, and if substantial corrective actions have commenced within such 30-day period and are being diligently pursued, such 30-day period shall be extended for such additional time as is reasonably necessary to allow completion of actions to correct Landlord's noncompliance.

23. TENANT'S REMEDIES. Except as otherwise provided in this Lease, in the Event of Default by Landlord, Tenant shall be entitled to any remedies available at law or in equity. Notwithstanding anything in this Lease to the contrary, Landlord shall never be liable in the Event of Default by Landlord, under any promise of indemnity in this Lease, or under any other provision of this Lease for any loss of business or profits of Tenant or other consequential damages or for punitive or special damages of any kind. None of Landlord's officers, employees, agents, directors, shareholders, or partners shall ever have any liability to Tenant under or in connection with this Lease. Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment against Landlord, and Landlord shall never be personally liable for any judgment.

24.  INDEMNIFICATION.

     (a) Tenant shall indemnify and hold Landlord and its officers, employees, agents, directors, shareholders, and partners harmless against any loss, liability, damage, fine or other governmental penalty, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefor, resulting from: (i) Tenant's noncompliance with or violation of any law, ordinance, or other governmental regulation applicable to Tenant or its use and occupancy of the Premises; (ii) the use, generation, storage, treatment, or transportation, or the disposal or other release into the environment, of any Hazardous Material by Tenant or its employees, agents, or contractors or as the result of Tenant's use and occupancy of the Premises; or (iii) injury to persons or loss or damage to property to the extent caused by any negligent or wrongful act or omission of Tenant or its employees, agents, and contractors, but only to the extent the loss or damage would not be covered by property and casualty insurance of the type and amount required to be carried by Landlord pursuant to this Lease (whether or not actually so carried).

     (b) Landlord shall indemnify and hold Tenant and its officers, employees, agents, directors, shareholders, and partners harmless against any loss, liability, damage, fine or other governmental penalty, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefor, resulting from: (i) Landlord's noncompliance with or violation of any law, ordinance, or other governmental regulation applicable to Landlord, but only to the extent such noncompliance or violation is not based on the use or occupancy of the Premises by Tenant or on any other act or omission of Tenant or its employees, agents, or contractors; (ii) the use, generation, storage, treatment, or transportation, or the disposal or other release into the environment, of any Hazardous Material by Landlord or its employees, agents, or contractors; or (iii) injury to persons or loss or damage to property (other than trade fixtures or personal property owned by, or in the custody of Tenant) to the extent caused by any negligent or wrongful act or omission of Landlord or its employees, agents, and contractors (other than any negligent or wrongful omission to furnish security services or equipment or any negligent or wrongful act or omission in connection with any security services or equipment furnished). Nothing herein shall create any liability on the part of Landlord for any acts or omissions by other tenants or occupants of the Property or their agents, employees, contractors, or invitees.

25. PROTECTION AGAINST LIENS. Tenant shall do all things necessary to prevent the filing of any mechanics', materialmen's, or other type of lien or claim against Landlord or the Property by, against, through, or under Tenant or its contractors. If any such lien or claim is filed, Tenant shall either cause the same to be discharged within twenty (20) days after filing, or if Tenant in its discretion and in good faith determines that such lien or claim should be contested and if all required consents or approvals of Landlord's mortgagee are obtained, Tenant shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Property during the pendency of such contest. If Tenant fails to discharge such lien or claim within such 20-day period or fails to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien or claim by paying the amount alleged to be due or by giving appropriate security. If Landlord discharges or secures such lien or claim, then

Tenant shall reimburse Landlord on written demand for all sums paid and all costs and expenses (including reasonable attorneys' fees and costs of litigation) so incurred by Landlord.

26. HOLDING OVER. If Tenant remains in possession of any part of the Premises after the expiration of the term of this Lease, whether with or without Landlord's consent, Tenant shall be only a tenant at will, the monthly installments of Minimum Rent payable during such holdover period shall be one hundred fifty percent (150%) of the monthly installments of Minimum Rent payable immediately preceding such expiration, and all Additional Rent and other sums payable under this Lease shall continue to be due and payable. The acceptance of any rent or other payments from Tenant with respect to any holdover period shall not serve to extend the term or waive any rights of Landlord, but Landlord may at any time refuse to accept rent or other payments from Tenant, and may re-enter the Premises, evict Tenant and all parties then in occupancy or possession, take possession of the Premises, and if permitted under applicable law, change the locks on the doors of the Premises without making keys to the changed locks available to Tenant. Tenant shall indemnify and hold Landlord harmless against any loss, liability, damage, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefor, related to Tenant's holding over, including liabilities to any person to whom Landlord may have leased any part of the Premises.

27. ATTORNEYS' FEES. If an Event of Default by Tenant or an Event of Default by Landlord occurs, the nondefaulting party shall be entitled to recover reasonable attorneys' fees and any costs of litigation incurred in exercising and enforcing its remedies under this Lease.

28. WAIVER. The failure of a party to insist upon the strict performance of any provision of this Lease or to exercise any remedy for an event of default shall not be construed as a waiver. The waiver of any noncompliance with this Lease shall not prevent subsequent similar noncompliance from being or becoming an event of default. No waiver shall be effective unless expressed in writing signed by the waiving party. No waiver shall affect any condition other than the one specified in the waiver and then only for the time and in the manner stated. Landlord's receipt of any rent or other sums with knowledge of noncompliance with this Lease by Tenant shall not be considered a waiver of the noncompliance. No payment by Tenant of a lesser amount than the full amount then due shall be considered to be other than on account of the earliest amount due. No endorsement or statement on any check or any letter accompanying any check or payment shall be considered an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance owing and to pursue any other available remedies.

29. LEASING COMMISSIONS. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with anyone claiming any entitlement to any commission in connection with this leasing transaction except: Carolantic Realty, Inc. and Corporate Realty Advisors ("Broker"). Each of Landlord and Tenant agrees to indemnify and hold the other harmless against any loss, liability, damage, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefor, for any leasing or other commissions, fees, charges, or payments resulting from or arising out of their respective actions in connection with this Lease except as to Broker.

Landlord shall indemnify and hold Tenant harmless against payment of any leasing commission due Broker in connection with this Lease.

30. NOTICES. Any notice may be given by (a) depositing written notice in the United States mail, postpaid and certified and addressed to the party at its notification address under this Lease with return receipt requested, (b) delivering written notice in person or by commercial messenger or overnight private delivery service to the party at its notification address under this Lease, or (c) by facsimile transmission of written notice to the party at its notification address under this Lease. Unless actually received earlier, written notice deposited in the mail in the manner described above shall be effective on the third business day after it is so deposited, even if not received. Written notice given in person or by commercial messenger, overnight private delivery, or facsimile transmission in the manner described above shall be effective as of the time of receipt at the destination address as evidenced by a receipt signed by an employee of Tenant, by any confirmation of delivery provided by the messenger or delivery service, or by facsimile confirmation of transmission. The notification addresses of the parties are specified on the signature page(s) of this Lease. Each party shall have the right to change its address by not less then ten (10) days' prior written notice to the other party.

31.  MISCELLANEOUS.

     (a) If requested by Landlord, Tenant shall furnish appropriate evidence of the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant. If requested by Tenant, Landlord shall furnish appropriate evidence of the valid existence and good standing of Landlord and the authority of any parties signing this Lease to act for Landlord.

     (b) This document embodies the entire contract between the parties, and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent, and similar documents. All representations, warranties, or agreements of an inducement nature, if any, are merged with, and stated in this document. This may be amended only by a written instrument executed by both Landlord and Tenant.

     (c) The relationship created by this Lease is that of landlord and tenant. Landlord and Tenant are not partners or joint venturers, and neither has any agency powers on behalf of the other. Tenant is not a beneficiary of any other contract or agreement relating to the Property to which Landlord may be a party, and Tenant shall have no right to enforce any such other contract or agreement on behalf of itself, Landlord, or any other party.

     (d) No consent or approval by Landlord shall be effective unless given in writing signed by Landlord or its duly authorized representative. Any consent or approval by Landlord shall extend only to the matter specifically stated in writing.

     (e) Whenever this lease requires Landlord's consent to or approval of any item, Landlord may condition such consent or approval on payment or reimbursement of all reasonable costs and expenses incurred by Landlord.

     (f) The captions appearing in this Lease are included solely for convenience and shall never be given any effect in construing this Lease.

     (g) This Lease is being executed in multiple counterparts, each of which shall be considered an original for all purposes.

     (h) If any provision of this Lease is invalid or unenforceable, the remainder of this Lease shall not be affected. Each separate provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     (i) This Lease binds not only Landlord and Tenant, but also their respective heirs, personal representatives, successors, and assigns (to the extent assignment is permitted by this Lease).

     (j) This Lease is governed by the laws of the state in which the Property is located.

     (k) All references to "business days" in this Lease shall refer to days that national banks are open for business in the city where the Property is located. Time is of the essence of this Lease.

     (l) All references to "mortgage(s)" in this Lease shall include deeds of trust, deeds to secure debt, other security instruments, and any ground or other lease under which Landlord may hold title to the Property as lessee. All references to "mortgagee(s)" in this Lease shall include trustees, secured parties, ground or other lessors, and other parties holding any lien, security, or other interest in the Property pursuant to any mortgage.

     (m) Any liability or obligation of Landlord or Tenant arising during or accruing with respect to the term of this Lease shall survive the expiration or earlier termination of this Lease, including without limitation, obligations and liabilities relating to (i) the final adjustment of estimated installments of Additional Rent to actual Additional Rent owed, (ii) the condition of the Premises or the removal of Tenant's property, and (ii) indemnity and hold harmless provisions of this Lease.

     (n) Tenant and Landlord agree not to record this Lease. Tenant or Landlord may record a memorandum of this Lease in a form approved by Landlord and Tenant in writing prior to recording provided the party who intends to record the memorandum pays all taxes, recording fees, or other governmental charges incident to such recording. The memorandum shall not disclose the rent payable under this Lease and shall expressly provide that it shall be of no further force or effect after the last day of the term or on filing by Landlord of an affidavit that this Lease has expired or been terminated. Additionally, Tenant shall not disclose the terms of this Lease to any third party except (i) legal counsel to Tenant, (ii) any assignee of Tenant's interest in this Lease or sublessee of Tenant, (iii) as required by applicable law or by subpoena or other similar legal process, (iv) for financial reporting purposes, or (v) Tenant's designated real estate broker; provided, however, Tenant shall ensure that such third parties to whom the terms of this Lease are disclosed shall similarly keep same confidential.

     (o) Landlord has delivered a copy of this Lease solely for Tenant's review, and such delivery does not constitute an offer to Tenant or an option reserving the Premises. This Lease shall not be effective until a counterpart executed by both Landlord and Tenant is delivered by Landlord to Tenant.

32. SPECIAL PROVISIONS. Any special provisions are attached to this Lease as Exhibit G.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed pursuant to authority duly given as of the day and year first above written.

TENANT:                                 LANDLORD:

TRI-POINT MEDICAL, L.P.,                AP SOUTHEAST PORTFOLIO PARTNERS,
a Delaware limited partnership          L.P., a Delaware limited partnership

                                        By:  CROCKER REALTY
                                             MANAGEMENT, INC.,
                                             its authorized agent
By: /s/
    ---------------------------
Title:
      -------------------------

[SEAL]                                  By: /s/
                                           -------------------------------
                                        Title:
                                              ----------------------------
Witness to Tenant:
                                        [SEAL]


/s/                                     Witness to Landlord:
- ----------------------------------
Printed Name:
             ---------------------


/s/                                     /s/
- ----------------------------------      ------------------------------
Printed Name:                           Printed Name:
             ---------------------                   -----------------


                                        ------------------------------
                                        Printed Name:
                                                     -----------------

Tenant's Notification Address:          Landlord's Notification Address:
- -----------------------------           -------------------------------
Tri-Point Medical, L.P.                 c/o Crocker Realty Management, Inc.
5265 Capital Boulevard                  433 Plaza Real, Suite 335
Raleigh, North Carolina 27604           Boca Raton, Florida 33432
Facsimile:  919/790-1041                Attention: Thomas J. Crocker
                                        Facsimile: (407) 394-7712
Attn:  J. Blount Swain
                                        Copy to:
                                        -------
                                        Crocker Realty Management, Inc.
                                        8720 Red Oak Boulevard, Suite 527
                                        Charlotte, North Carolina 28217
                                        Attention: Thomas F. Cochran
                                        Executive Vice President
                                        Telephone: (704) 529-5383
                                        Facsimile: (704) 529-5389

                                   EXHIBIT A



                      Legal Description of Building Site
                      ----------------------------------



Being all of Lot "A" containing 8.19 acres as shown on map entitled "Property of North Boulevard Industrial Park, Neuse Twsp., Wake County, NC prepared by Murphy & Associates, Registered Land Surveyors, dated November 1979, revised February 11, 1980, and recorded in Book of Maps 1980, Page 112, Wake County Registry, North Carolina, Public Registry, reference to which is hereby made for a more particular description.

Being in all respects the same property conveyed to Grantor by deed recorded in Box 2830 at Page 726 in Wake County, North Carolina, Public Registry.

                                   EXHIBIT B


                            Floor Plan of Premises



[Floor Plan Shown Here]

                                   EXHIBIT C


                            [INTENTIONALLY DELETED]

                                   EXHIBIT D


                                 Minimum Rent
                                 ------------



     FROM/1/           THROUGH/2/      RATE/3/      ANNUAL          MONTHLY
                                                   AMOUNT/4/      INSTALLMENT
================================================================================
March 1, 1996    February 28, 1997     $5.85       $87,621.30     $7,301.78
March 1, 1997    February 28, 1998     $6.10       $91,365.80     $7,613.82
================================================================================

____________________________

    Unless otherwise indicated, beginning on the first day of the specified full calendar month following the Commencement Date.

    Unless otherwise indicated, through and including the last day of the specified full calendar month following the Commencement Date.

    Per rentable square foot per year.

    Expressed on an annualized basis even though the applicable period may be longer or shorter than twelve (12) months.

                                   EXHIBIT E


                          Additional Rent Calculation
                          ---------------------------

Additional Rent for any calendar year shall equal the sum of the following amounts:

1. Tenant's Proportionate Share of Taxes on the Property. "Taxes" means all real estate taxes, assessments (whether for drainage, sewage, or other public improvements), taxes on rent or on occupancy or use of the Property, and similar governmental impositions now or hereafter levied or assessed, whether general or special, and whether imposed by any governmental entity or special taxing or assessment district (excluding, however, any income, franchise, or similar tax imposed directly on Landlord or Landlord's net income from the Property), together with all costs incurred by Landlord in contesting same.

2. Tenant's Proportionate Share of premiums for casualty and for liability insurance coverage carried by Landlord for the Property (including any endorsements or additional coverages that Landlord may reasonably elect to carry); excluding, however, any premium attributable solely to a particular use of the Property by another tenant.

3. Tenant's Proportionate Share of all costs payable by Landlord for (a) operating and maintaining (including routine repairs and replacements) the common areas, facilities, and equipment of the Property, including landscaping, irrigation systems, parking and loading areas, driveways, sidewalks, exterior lighting, common signs, garbage collection and disposal, common water, sewer, plumbing, gas, electric facilities and equipment, common area security services and equipment (if furnished by Landlord), and other areas, facilities, or equipment shared by the various tenants in the Building, (b) assessments, fees, or similar charges imposed on the Property for its share of the cost of operating and maintaining common areas and facilities of the business park in which the Property is located, (c) unless separately metered and payable directly by Tenant, charges by public or private utility companies for water and sewer usage, and (d) administrative costs, management fees and expenses and costs and expenses of providing accounting and bookkeeping services with respect to the operation and maintenance of the Property. To the extent such costs reasonably can be controlled by Landlord, Landlord shall attempt in good faith (without litigation) to keep such costs reasonably consistent with those of comparable properties in the same market area.

4. To the extent attributable to the Premises, the entire amount of any costs payable by Landlord for routine mechanical maintenance and inspection of the HVAC equipment supplying the Premises and for pest control and vermin extermination in the Premises. Landlord shall attempt in good faith (without litigation) to keep such costs reasonably consistent with those of comparable properties in the same market area.

Additional Rent shall be calculated and appropriately adjusted for each calendar year to reflect costs that would have been incurred for a full calendar year with the entire rentable area of the Building occupied.

                             ADDENDUM TO EXHIBIT E

                          ADDITIONAL RENT CALCULATION
                          ---------------------------


Notwithstanding anything in this Lease to the contrary, the following costs and expenses shall be excluded from the definition of Taxes, insurance, and Additional Rent:

1. Any income, franchise, excise, corporation, estate, inheritance, succession, stock or transfer tax levied on Landlord.

2. Costs (including permit, utility, license and inspection fees) incurred in constructing Landlord's original improvements to the Property (including without limitation landscaping materials) or tenant improvements or otherwise incurred in renovating, improving, decorating, painting or redecorating space for tenants or other occupants or for vacant space in the Property.

3.   Legal fees, costs and disbursements (I) related to disputes with tenants,
     (ii) based upon Landlord's negligence or other tortious conduct, or (iii) related to the defense of Landlord's title to or interest in the Property or any portion thereof.

4. Costs incurred due to violation by Landlord of (i) any of the terms and conditions of this Lease or any other lease relating to the Property or
     (ii) any governmental rule, regulation, code, or law.

5. Fees paid to Landlord, subsidiaries or affiliates of Landlord for management or other services for the Property or for other supplies and materials to be used in connection with the Property to the extent that the costs of such services, supplies or materials exceed the cost that would have been paid had the services, supplies or materials been provided by unrelated parties on a competitive basis. In any event, management fees shall not exceed four percent (4%) of the gross yearly rental income for the Property.

6. Any compensation paid to (i) clerks, attendants or other persons in commercial concessions operated at the Property by Landlord or any affiliate or subsidiary of Landlord or (ii) employees of Landlord who do not work exclusively at the Property.

7.   Advertising and promotional expenditures with respect to the Property.

8. Landlord's general corporate overhead and general administrative expenses except to the extent related specifically to the Property.

9.   Depreciation of any improvement of the Property.

10.  Expenses not actually legally accrued to or paid by Landlord.

11. Capital improvements costs unless the present value of the projected cost savings exceeds the present value of the projected cost and subsequent repairs and (including cost and subsequent repairs and replacements). Furthermore, a capital improvement can be deemed a cost savings only if it achieves economies for the Tenant over the life of this Lease.

12.  Costs of any debt service of Landlord.

13. Costs associated with the remediation or removal of toxic or Hazardous Materials from the Property (including but not limited to asbestos and Hazardous Materials in the ground water or soil).

14. Expenses incurred to comply with any building or fire code violations existing on the Commencement Date or to correct structural defects.

15. Taxes paid on any personal property of Landlord which is not used solely in the operation or maintenance of the Property.

16. Costs in connection with services (including water and electricity) or other benefits of a type which are not standard for the Property or which are not available to Tenant without additional cost or charge.

17. Any impact fees or assessments paid or assessed in connection with the development of the Property.

18. Repairs to the extent some are paid for through insurance or condemnation proceeds.

19. Leasing commissions and other expenses incurred in connection with the leasing space for tenants and prospective tenants in the Building.

20. Any other expense which under generally accepted accounting principles and practice would not be considered a normal maintenance or operating expense.

Landlord represents that all tenants of the Property or Landlord contribute on the same pro rata share basis as Tenant and that all such other tenant's square footage of their respective Premises is included in the denominator for purposes of determining Tenant's share. Landlord represents that Tenant's Share is currently fourteen and eighty-one hundredths percent (14.81 %) and shall not increase without Tenant's prior written consent.

Landlord shall maintain a complete set of its books and records with respect to taxes, insurance, and Additional Rent at Landlord's management office or such other office which shall at all times be in the Raleigh area. Tenant shall be entitled to reasonable supporting data to substantiate said costs and shall have the right to audit Landlord's books and records regarding same. In the event any such audit should reveal that Landlord has overstated Tenant's Share, then Landlord shall immediately reimburse Tenant for such overpayment.

                                   EXHIBIT F


                        Office-Warehouse Building Rules
                        -------------------------------

1. Sidewalks, doorways, vestibules, halls, stairways, elevator lobbies and other similar areas in the common areas of the Property shall not be used for the storage of materials or disposal of trash, obstructed by tenants or others, or used by tenants or others for any purpose other than entrance to and exit from tenant premises.

2. Plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags, or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures from misuse by a tenant shall be the liability of said tenant.

3. Landlord's property manager shall have the authority to approve the proposed weight and location of any safes and heavy furniture and equipment, which shall if determined to be necessary by Landlord's property manager, stand on supporting devices approved by Landlord's property manager in order to distribute the weight.

4. Each tenant shall keep its premises neat and clean. No exterior storage of materials, equipment, supplies, or other property shall be permitted unless authorized in writing by Landlord. All trash shall be properly disposed of in appropriate containers or receptacles.

5. No birds, fish or other animals shall be brought into or kept in, on or about the Building (except for seeing-eye dogs).

6. Each tenant shall comply with all security procedures (if any) both during business hours and after hours and on weekends. Landlord's property manager will provide each tenant with prior notice of any such security procedures and any changes thereto promptly. Tenants shall lock all exterior doors after working hours.

7. No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and each tenant shall comply with all applicable building and fire codes relating thereto.

8. The location of any vending machines must be approved by Landlord's property manager.

9. All locks for doors in each tenant's premises shall be Building Standard except as otherwise permitted by Landlord and no tenant shall place any additional lock or locks on any door in its premises without Landlord's property manager's written consent. All requests for duplicate keys shall be made to Landlord's property manager.

10. No machinery of any kind may be operated that would overload, damage, or otherwise exceed design capacities for the Building's mechanical, electrical, and plumbing systems and equipment.

11. Canvassing, peddling, soliciting and distribution of hand bills on the Property (except for activities within a tenant's premises that involve only such tenant's employees) is prohibited. Each tenant is requested to notify Landlord (or Landlord's property manager) if such activities occur.

12. Prior approval from Landlord's property manager will be required for access to Building mechanical, telephone or electrical rooms or to the roof of the Building by any person. No penetration of the roof of the Building shall be allowed in any circumstances without the prior written consent of Landlord. The tenant will be responsible for contacting Landlord's property manager in advance for clearance of tenant contractors. All tenants shall refer all contractors, contractors' representatives, and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval, and control.

13. Each tenant and their contractors are responsible for removal of trash resulting from large deliveries or move-ins. Such trash must be removed from the Building and Building facilities may not be used for dumping. If such trash is not promptly removed, Landlord (or Landlord's property manager) may cause such trash to be removed at the tenant's sole cost and expense plus a reasonable additional charge to be determined by Landlord to cover Landlord's administrative costs in connection with such removal.

14. Tenants may not install, leave or store equipment, supplies, furniture or trash in the common areas of the Property.

15. Each tenant shall provide Landlord's property manager with names and telephone numbers of individuals who should be contacted in an emergency.

16. Electric current shall not be used for space heaters, cooking or heating devices or similar appliances without Landlord's prior written permission.

17. No vehicles shall be parked except in designated areas. No vehicles may be stored or abandoned on the Property. All loading and unloading shall occur only at designated loading docks or areas. All persons on the property shall comply with traffic control and parking signs.

18. No antennas (including microwave or satellite dish antennas) shall be placed on the roof of the Building or elsewhere on the Property without the prior written consent of Landlord.

Landlord reserves the right to amend and add to these rules as Landlord considers appropriate for the safety, care, maintenance, operation, and cleanliness of the Building, and for the preservation of good order therein. If any of these rules directly contradicts the other terms of the Lease, such other terms shall prevail.

                                   EXHIBIT G


                              Special Provisions
                              ------------------


None.